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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements: Form S-8 (File No. 33-39436), Form S-8 (File No. 33-40953), Form S-8 (File No. 33-44346), Form S-8 (File No. 33-273236), Form S-8
(File No. 33-90014), Form S-8 (File No. 333-21597), Form S-8 (File No. 333-
21599), Form S-8 (File No. 333-34375), Form S-8 (File No. 333-41697), Form S-8
(File No. 333-43433), Form S-3 (File No. 333-48875) and Form S-8 (File No. 333-
50765).



                                         /s/ Arthur Andersen LLP
                                         --------------------------
                                         ARTHUR ANDERSEN LLP



Los Angeles, California
March 29, 1999
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